UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 9, 2021

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

maryland	001-38106	27-5466153
I(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Custom House Street, 11th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	New York Stock Exchange
7.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	PLYM-PrA	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2021, Plymouth Industrial REIT, Inc. (the “Company”) and Plymouth Industrial OP, LP, the Company’s operating partnership (the “Operating Partnership”), entered into a Distribution Agreement (the “Distribution Agreement”) with KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., Capital One Securities, Inc., JMP Securities LLC, J.P. Morgan Securities, LLC, National Securities Corporation, Wedbush Securities Inc. and Wells Fargo Securities, LLC (collectively, the “Agents”) pursuant to which the Company may issue and sell, from time to time, shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), with aggregate gross proceeds of $200,000,000 through an “at-the-market” equity offering program under which the Agents will act as sales agents (the “ATM Program”).

The Distribution Agreement will terminate upon the earliest of (1) the sale of an aggregate of $200,000,000 of Shares pursuant to the Distribution Agreement, (2) the termination of the Distribution Agreement or (3) November 9, 2024. The Distribution Agreement may be terminated by the Company or the Agents at any time upon prior written notice.

The Shares will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-257006) that was filed with the Securities and Exchange Commission (the “SEC”) and is effective. A copy of the prospectus included in the registration statement may be obtained on the SEC’s website at www.sec.gov. The Company filed a prospectus supplement (the “Prospectus Supplement”), dated November 9, 2021, with the SEC in connection with the offer and sale of the Shares. A copy of the Prospectus Supplement may be obtained on the SEC’s website at www.sec.gov.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the material terms of the Distribution Agreement is qualified in its entirety by reference to the full Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Venable LLP relating to the Shares that may be sold pursuant to the Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include statements about sales of Shares to be made pursuant to the ATM Program, including the timing of such sales under such ATM Program. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by the Company as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of the Company and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of events set forth in these statements include the risk that the Company may not complete sales of Common Stock under the ATM Program on favorable terms, or at all, and the important factors described in the Company’s Securities and Exchange Commission filings. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
Exhibit 1.1.	Distribution Agreement, dated November 9, 2021, by and among Plymouth Industrial REIT, Inc., Plymouth Industrial OP, LP and the Sales Agents named therein
Exhibit 5.1.	Opinion of Venable LLP regarding the legality of the shares offered
Exhibit 23.1.	Consent of Venable LLP (included in Exhibit 5.1)
Exhibit 104	Cover Page Interactive Data File (formatted as in line XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: November 9, 2021	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer